Exhibit 3.1

[FILED stamp    ]
[State of Nevada]
[Oct 09 1995    ]

                            ARTICLES OF INCORPORATION

                                       OF

                     TRANSPACIFIC INTERNATIONAL GROUP CORP.

                     --------------------------------------

      FIRST: The name of this corporation is:

      TRANSPACIFIC INTERNATIONAL GROUP CORP.

      SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

      THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the Stare of Nevada;

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

      FOURTH: The total authorized capital stock at the corporation is Twenty Million (20,000,000) Shares With A Par Value of $0.0001 Per Share.

      FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

      The name and post office address of the first board of directors, which shall be three in number, is as follows:

     NAME                               POST OFFICE ADDRESS

Hong Cao                          203 Howard St., Waverly, Ny 14892
David Chang                       401 Broadway, Ste 1207, Ny, Ny 10013
Tommy Chio                        Bank of China Bldg., 27/F A D Avenida,
                                  Doutor Mario, Soares, Macao

      SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

      SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is a follows:

     NAME                               POST OFFICE ADDRESS

Sharon Branscome                        1013 Centre Road
                                        Wilmington, DE 19805

      EIGHTH: The corporation is to have perpetual existence.

      NINTH: In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

      TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this sixth day of October, A.D. 1995.

                                             /s/ Sharon Branscome
                                             -----------------------------------
                                             Sharon Branscome, Incorporator

STATE OF DELAWARE                 )
                                        SS
COUNTY OF NEW CASTLE              )

      On this sixth day of October, A.D., 1995, before me a Notary Public, personally appeared, Sharon Branscome, who severally acknowledged that he/she executed the above instrument.

                                    /s/ Pamela Lynn Simpson
                                    --------------------------------------------
         [Notarial Stamp]           Notary Public

                            CERTIFICATE OF ACCEPTANCE

                                       OF

                          APPOINTMENT OF RESIDENT AGENT

I, Carol K. Dolor, Authorized Registered Agent, on behalf of Corporation Service Company hereby accepts appointment as Resident Agent of the above-named corporation.

/s/ Carol K. Dolor                                     October 6, 1995
--------------------------------------
Authorized Registered Agent

                               SECRETARY OF STATE

                             (STATE OF NEVADA SEAL)

                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that TRANSPACIFIC INTERNATIONAL GROUP CORP. did on the NINTH day of OCTOBER, 1995, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office, in Carson City,
                                        Nevada, this NINTH day of OCTOBER, 1995.

                                        /s/ Dean Heller

       (SEAL OF NEVADA)                 Secretary of State

                                        By /s/ Beverly J. Davenport

                                           Certification Clerk

[FILED stamp    ]
[State of Nevada]
[Jun 10 1998    ]

                               ARTICLES OF MERGER

                                       OF

                            COFFEE HOLDING CO., INC.

                                       AND

                     TRANSPACIFIC INTERNATIONAL GROUP CORP.

To the Secretary of State
State of Nevada

      Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic herein named do hereby adopt the following Articles of Merger.

      1. The complete executed Plan of Merger for merging Coffee Holding Co., Inc., a business corporation organized under the laws of the State of New York with and into Transpacific International Group Corp., a business corporation organized under the laws of the State of Nevada is on file at the registered offices and the principal place of businesses of Transpacific International Group Corp. and Coffee Holding Co Inc. The said Plan of Merger has been adopted by the Board of Directors of Coffee Holding Co., Inc. and by the Board of Directors of Transpacific International Group Corp.

      2. The merger of Coffee Holding Co., Inc. with and into Transpacific International Group Corp. is permitted by the laws of the jurisdiction of organization of Coffee Holding Co., Inc. and has been authorized in compliance with said laws, by which Coffee Holding Co., Inc. is governed.

      3. The said Plan of Merger was submitted to the stockholders of Coffee Holding Co. Inc. pursuant to the provisions of the laws of its jurisdiction of organization, and the manner of approval thereof by said stockholders was as follows: By the unanimous written consent of the stockholders.

      (a) The designation, the number of outstanding shares, and the number of votes entitled to be cast by each class entitled to vote on the said Plan of Merger are as follows:

            (i)   Designation of class: Common Stock, no par value

            (ii)  Number of outstanding shares of class: 1

            (iii) Number of votes of class entitled to be cast: 1

      (b) The total number of votes cast for and against the merger herein provided for by each class entitled to vote on the said Plan of Merger is as follows:

[FILED stamp    ]
[State of Nevada]
[Aug 19 1998    ]

            (i)   Designation of class: Common Stock, no par value

            (ii)  Number of votes of class cast for Plan of Merger: 1

            (iii) Number of votes of class cast against Plan of Merger: 0

      (c) The said number of votes cast for the said Plan of Merger was sufficient for the approval thereof by said class.

      4. The said Plan of Merger was approved by the unanimous consent of the stockholders of Transpacific International Group Corp. and by its Board of Directors pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

      5. When the merger herein provided for becomes effective, Article FIRST of the Articles of Incorporation of Transpacific International Group Corp. is amended pursuant to the Plan of Merger to read as follows:

      "FIRST: The name of the corporation is Coffee Holding Co., Inc."

      6. The merger herein provided for shall become effective in the State of Nevada upon filing of the Certificate.

[FILED stamp    ]
[State of Nevada]
[Aug 19 1998    ]

Signed on April 16, 1998.

                                         Coffee Holding Co., Inc.

                                          /s/ Andrew Gordon
                                         -----------------------------------
                                         Andrew Gordon, President

                                          /s/ David Gordon
                                         -----------------------------------
                                         David Gordon, Secretary

                                         Transpacific International Group Corp.

                                         /s/ David Gordon
                                         -----------------------------------
                                         David Gordon, President

                                         /s/ Andrew Gordon
                                         -----------------------------------
                                         Andrew Gordon, Secretary

[FILED stamp    ]
[State of Nevada]
[Aug 19 1998    ]

STATE OF NEW YORK                 )
                                  )       ss.:
COUNTY OF KINGS                   )

On April 16, 1998, personally appeared before me, a Notary Public in and for the State and County aforesaid, Andrew Gordon, President of Coffee Holding Co., Inc., personally known to me to be the person whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

                                         /s/ Walter J. Gummersal
                                         -------------------------

                                              Notary Public

                                             [Notarial Seal]

[FILED stamp    ]
[State of Nevada]
[Aug 19 1998    ]

STATE OF NEW YORK                 )
                                  ) ss.:
COUNTY OF KINGS                   )

On April 16, 1998, personally appeared before me, a Notary Public in and for the State and County aforesaid, Andrew Gordon, President of Transpacific International Group Corp., personally known to me to be the person whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

                                         /s/ Walter J. Gummersal
                                         -------------------------

                                              Notary Public

                                             [Notarial Seal]

[FILED stamp    ]
[State of Nevada]
[Aug 19 1998    ]

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            COFFEE HOLDING CO., INC.

      Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, it is hereby certified that:

      FIRST: The name of the corporation (the "corporation") is Coffee Holding Co., Inc. The corporation's articles or incorporation were filed on October 9, 1995. The original name of the corporation was Transpacific International Group Corp. The name was changed on May 27, 1998.

      SECOND: The Board of Directors of the corporation duly adopted the following resolutions on February 10, 1998:

      "RESOLVED, that it is advisable in the judgment of the Board of Directors of the corporation that the number of authorized shares of the corporation be increased and the corporation be authorized to issue preferred stock with a par value of $0.001 per share, and that, in order to accomplish the same, Article "FOURTH" of the Articles of Incorporation be amended to read as follows:

      'FOURTH: (i) The aggregate number of shares which the Corporation shall have authority to issue is 40,000,000, divided into 30,000,000 shares of common stock of the par value of $0.00l per share and 10,000,000 shares of preferred stock of the par value of $0.001 per share.

            (ii) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article "FOURTH," to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                                                               [FILED stamp    ]
                                                               [State of Nevada]
                                                               [Jun 08 2001    ]

            (a) The number of shares constituting that series and the distinctive designation of that series;

            (b) The divided rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or date, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

            (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

            (h) Any other relative rights, preferences and limitations of that series.

            Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

            If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.'

      FURTHER RESOLVED, that a special meeting of stockholders having voting power be and it is hereby called and that notice be

                                                               [FILED stamp    ]
                                                               [State of Nevada]
                                                               [Jun 08 2001    ]

      given in the manner prescribed by the Bylaws of the corporation and Nevada Revised Statutes, Title 7, Chapter 78, unless the said stockholders shall waive the notice of meetings in writing or unless all of said stockholders shall dispense with the holding of a meeting and shall take action upon the proposed amendments by a consent in writing signed by them; and

      FURTHER RESOLVED, that, in the event that the said stockholders shall adopt for the aforesaid proposed amendments by a vote in favor thereof by at least a majority of the voting power or by a written consent in favor thereof signed by all of them without a meeting, the corporation is hereby authorized to make by the hands of its President or a Vice President and by its Secretary or an Assistant Secretary a certificate setting forth the said amendments and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78."

      THIRD: The total number of outstanding shares having voting power of the corporation is 3,999,650, and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 3,999,550.

      FOURTH: The holders of all of the aforesaid total number of outstanding shares having voting power to wit, 3,999,650 shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by all of them in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

Signed on August 11, 1998

                                     /s/ Andrew Gordon
                                     -----------------------------------
                                     Andrew Gordon, President

                                     /s/ David Gordon
                                     -----------------------------------
                                     David Gordon, Secretary

                                                               [FILED stamp    ]
                                                               [State of Nevada]
                                                               [Jun 08 2001    ]

STATE OF NEW YORK                 )
                                  )  SS.:
COUNTY OF KINGS                   )

      On 8/10, 1998, personally appeared before me, a Notary Public, for the state and County aforesaid, Andrew Gordon, as President of Coffee Holding Co., Inc., who acknowledged that he executed the above instrument.

       [Notarial Seal]                        /s/ Gerard DeCapua
                                              ----------------------------------
                                              Notary Public

[Notarial Seal]

                                                               [FILED stamp    ]
                                                               [State of Nevada]
                                                               [Jun 08 2001    ]

                            CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                            COFFEE HOLDING CO., INC.

      Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, it is hereby certified that:

      FIRST: The name of the corporation is Coffee Holding Co., Inc. (the "Corporation"). The Corporation's Articles of Incorporation were filed on October 9, 1995. The original name of the Corporation was Transpacific International Group Corp. The name was changed on May 27, 1998.

      SECOND: The Board of Directors of the Corporation duly adopted the following resolutions on April 27, 2001:

      "RESOLVED, that it is advisable and in the best interests of the Corporation that the Corporation limit the personal liability of each member of its Board of Directors and each officer of the Corporation to the fullest extent permitted by Nevada General Corporation Law; and it is further,

      RESOLVED, that, in order to accomplish the same, Article "TWELFTH" be added to the Articles of Incorporation to read as follows:

      'TWELFTH: The Corporation eliminates the personal liability of each member of its Board of Directors and each of its officers to the Corporation and/or its stockholders for damages for breach of fiduciary duty as a director or officer, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions in violation of Nevada Revised Statutes Section 78.300.

      If the Nevada General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors and/or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended from time to time.

      Any repeal or modification of this Article TWELFTH shall not increase the personal liability of any director and/or officer of this Corporation for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director and/or officer of the Corporation existing at the time of such repeal or modification.'"

      THIRD: The total number of outstanding shares having voting power of the Corporation is 3,999,650, and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 3,999,650.

      FOURTH: The holders of 3,368,640 shares having voting power, voted at a meeting of stockholders, held on May 24, 2001, and adopted the amendments herein in accordance with the provisions of Nevada Revised Statutes, Title 1, Section 78.390.

Signed on May 24, 2001

                                       /s/ Andrew Gordon
                                       ---------------------------------------
                                       Andrew Gordon, President

                                       /s/ David Gordon
                                       ---------------------------------------
                                       David Gordon, Secretary